Exhibit 32
CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Kessel D. Stelling, the President and Chief Executive Officer of Synovus Financial Corp. (the “Company”), and Kevin S. Blair, the Senior EVP, Chief Operating Officer and Interim Chief Financial Officer of the Company, hereby certify that, to the best of their knowledge:
(1) The Company's Annual Report on Form 10-K for the period ended December 31, 2018 (the “Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 28, 2019	BY:	/s/ Kessel D. Stelling
Kessel D. Stelling
Chairman of the Board, President and Chief Executive Officer

Date:	February 28, 2019	BY:	/s/ Kevin S. Blair
Kevin S. Blair
Senior Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer
This certification “accompanies” the Form 10-K to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K, irrespective of any general incorporation contained in such filing.)